Exhibit 99.1

REVOCABLE PROXY

TOWER BANCORP, INC.

SPECIAL MEETING OF SHAREHOLDERS

November 16, 2011

9:00 a.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Janak Amin and Jeffrey Renninger, or either of them, each with full power of substitution as attorneys and proxies of the undersigned to vote all Tower Bancorp, Inc. (“Tower”) common stock of the undersigned at the Special Meeting of Shareholders of Tower Bancorp, Inc. to be held on Wednesday, November 16, 2011, at 9:00 a.m., at the West Shore Country Club, 100 Brentwater Road, Camp Hill, Pennsylvania, and at any adjournment or postponement of such meeting, as fully and effectually as the undersigned could do if personally present, and hereby revokes all previous proxies for said meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER OF RECORD. WHERE A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE SHARES REPRESENTED BY THIS PROXY FOR PROPOSALS 1, 2 AND 3, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE MANAGEMENT OF TOWER ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus dated October 3, 2011.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 16, 2011. The Joint Proxy Statement/Prospectus and proxy card are available at: http://www.cfpproxy.com/4431sm.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

À            FOLD AND DETACH HERE             À

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TOWER BANCORP, INC. – SPECIAL MEETING, NOVEMBER 16, 2011

YOUR VOTE IS IMPORTANT!

Special Meeting Materials are available on-line at:

http://www.cfpproxy.com/4431sm

You can vote in one of three ways:

1.	Call toll free 1-866-214-3791 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/tobc and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

4431

z			REVOCABLE PROXY TOWER BANCORP, INC.		{
	X	PLEASE MARK VOTES AS IN THIS EXAMPLE
Special Meeting of Shareholders
November 16, 2011

		For	Against	Abstain	For	Against	Abstain

	Proposal 1 – Approval and adoption of the Agreement and Plan of Merger, dated as of June 20, 2011, by and between Tower Bancorp, Inc. (“Tower”) and Susquehanna Bancshares, Inc. (“Susquehanna”), as amended, which provides, among other things, for the merger of Tower with and into Susquehanna, and the conversion of each share of Tower common stock outstanding immediately prior to the merger into the right to receive either 3.4696 shares of Susquehanna common stock or $28.00, subject to proration so that $88 million of the merger consideration is paid in cash.	☐	☐	☐

Proposal 2 – Approval of the adjournment of the special meeting if necessary to solicit additional proxies in favor of the approval and adoption of the merger agreement.

Proposal 3 – Approval, in a non-binding advisory vote, of the compensation payable to the named executive officers of Tower in connection with the merger.

					☐ For ☐	☐ Against ☐	☐ Abstain ☐
The board of directors recommends a vote FOR Proposals 1, 2 and 3.
					PLEASE CHECK IF YOU PLAN TO ATTEND THEg SPECIAL MEETING.		☐

Share/Stockholders AAAAAAAAAAAAAAAAAAAAAAA

Name and Address AAAAAAAAAAAAAAAAAAAAAAA AAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAA

AAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAA

AAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAA

AAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAAA

					Mark here for address change and note change		☐

	Please be sure to date and sign this proxy card in the box below.	Date
	Sign above	Co-holder (if any) sign above

Please date and sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., full title as such should be shown. For joint accounts, each joint owner should sign. If more than one trustee is listed, all trustees should sign, unless one trustee has power to sign for all.

x	IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW						y

                FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

                                                 ¿

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.   By Mail;

2.   By Telephone (using a Touch-Tone Phone); or

3.   By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m., November 16, 2011. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet
Call Toll-Free on a Touch-Tone Phone anytime prior to	anytime prior to
3 a.m., November 16, 2011:	3:00 a.m., November 16, 2011 go to:
1-866-214-3791	https://www.proxyvotenow.com/tobc

Please note that the last vote received, whether by telephone, internet or by mail, will be the vote counted.

ON-LINE SPECIAL MEETING MATERIALS:	http://www.cfpproxy.com/4431sm

Your vote is important!